EXHIBIT (j)


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 84 to the Registration Statement (1933 Act File No. 33-572) on Form N-1A of Eaton Vance Municipals Trust of our reports each dated October 13, 2000 of Eaton Vance Alabama Municipals Fund, Eaton Vance Arkansas Municipals Fund, Eaton Vance Georgia Municipals Fund, Eaton Vance Kentucky Municipals Fund, Eaton Vance Louisiana Municipals Fund, Eaton Vance Maryland Municipals Fund, Eaton Vance Missouri Municipals Fund, Eaton Vance North Carolina Municipals Fund, Eaton Vance Oregon Municipals Fund, Eaton Vance South Carolina Municipals Fund, Eaton Vance Tennessee Municipals Fund and Eaton Vance Virginia Municipals Fund (the "Funds") and the Alabama Municipals Portfolio, Arkansas Municipals
Portfolio, Georgia Municipals Portfolio, Kentucky Municipals Portfolio, Louisiana Municipals Portfolio, Maryland Municipals Portfolio, Missouri Municipals Portfolio, North Carolina Municipals Portfolio, Oregon Municipals Portfolio, South Carolina Municipals Portfolio, Tennessee Municipals Portfolio, and Virginia Municipals Portfolio, included in the August 31, 2000 Annual Report to Shareholders of the Funds.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under "Other Service Providers" in the Statement of Additional Information.


                                /s/ Deloitte & Touche LLP
                                DELOITTE & TOUCHE LLP


December 20, 2000
Boston, Massachusetts